                                                                  Exhibit (a)(2)
To:

From:      Bob Fish

Date:      April 1, 2003

Subject:  Restricted Stock Award and Stock Options
--------------------------------------------------------------------------------


I know it has been a challenging six months for all of us. With the announcement of our strategic objectives, the Medicare cliff, and the various adverse Medicaid developments, you have all had to perform at an extremely high level and I am quite proud of the way you have risen to the occasion. However, notwithstanding those efforts, industry issues have driven our stock value down by approximately 30% and the stock options granted to you in October of 2001 have suffered a corresponding diminution in value.

Given the very real question of whether those options have any true "incentive" value to you going forward, together with the Company's desire to have more flexibility in the option programs of NeighborCare and ElderCare post spin-off, the Company would like to cancel all existing options. Accordingly, the Company is offering to vest all of your unvested restricted stock shares effective April 28, 2003 in exchange for your agreement to cancel your options.

If you do not accept this offer you will continue to hold your options and your restrictive stock shares will continue to vest in accordance with its original terms. In that event, although no definitive decisions have been made at this time, it is likely that post spin-off, your options of Genesis stock would be converted into options for stock in the remaining company and the new company. The exercise price would be set in relation to the original exercise price.

The offer will expire at 5:00 p.m. Philadelphia time on April 28, 2003, unless the Offer is further extended by the Company in its sole discretion. To participate in the Offer, you will need to return a completed and signed Letter of Transmittal (the form is enclosed), by April 28, 2003.

The foregoing is a brief synopsis of the terms and conditions of the Offer:

WE ADVISE ALL ELIGIBLE EMPLOYEES TO CAREFULLY READ THE OFFER TO EXCHANGE WHICH ACCOMPANIES THIS MEMORANDUM, TOGETHER WITH THE (I) LETTER OF TRANSMITTAL AND
(II) NOTICE OF WITHDRAWAL, COPIES OF WHICH ARE ATTACHED TO THE OFFER TO EXCHANGE AND WHICH EXPLAIN IN DETAIL THE TERMS AND CONDITIONS OF THE OFFER AND THE EXCHANGE PROCEDURE FOR ELIGIBLE OPTIONS.

If you have any questions about the Offer or the exchange procedure, please feel free to contact one of the following:

Name               Telephone        E-Mail
----               ---------        ------
Jim Tabak         (610) 925-4050    Tabak,Jim or jim.tabak@ghv.com

Jim Wankmiller    (610) 925-1055    Wankmiller,Jim or jim.wankmiller@ghv.com

Jim McKeon        (610) 925-1052    Mckeon,Jim or jim.mckeon@ghv.com

George Hager      (610) 925-4001    Hager,George or george.hager@ghv.com



Once again, I thank you for your efforts on behalf of the Company.



BF/sag

Enclosures

To:

From:      Bob Fish

Date:      April 1, 2003

Subject:  Stock Options
--------------------------------------------------------------------------------



I know it has been a challenging six months for all of us. With the announcement of our strategic objectives, the Medicare cliff, and the various adverse Medicaid developments, you have all had to perform at an extremely high level and I am quite proud of the way you have risen to the occasion. However, notwithstanding those efforts, industry issues have driven our stock value down by approximately 30% and the stock options granted to you in October of 2001 have suffered a corresponding diminution in value.

Given the very real question of whether those options have any true "incentive" value to you going forward, together with the Company's desire to have more flexibility in the option programs of NeighborCare and ElderCare post spin-off, the Company would like to cancel all existing options. Accordingly, the Company is offering to pay you $2.00 for every option share you currently hold in exchange for your agreement to cancel your options. Therefore, if you possess stock options to purchase 10,000 shares, you will receive $20,000 as consideration for the canceling of your options. If you accept this offer, your options will be cancelled effective April 28, 2003 and you will receive your consideration payment (less applicable withholding) in your first paycheck in May.

If you do not accept this offer, you will continue to hold your options. In that event, although no definitive decisions have been made at this time, it is likely that post spin-off, your options of Genesis stock would be converted into options for stock in the remaining company and the new company. The exercise price would be set in relation to the original exercise price.

The offer will expire at 5:00 p.m. Philadelphia time on April 28, 2003, unless the Offer is further extended by the Company in its sole discretion. To participate in the Offer, you will need to return a completed and signed Letter of Transmittal (the form is enclosed), by April 28, 2003.

The foregoing is a brief synopsis of the terms and conditions of the Offer:

WE ADVISE ALL ELIGIBLE EMPLOYEES TO CAREFULLY READ THE OFFER TO EXCHANGE WHICH ACCOMPANIES THIS MEMORANDUM, TOGETHER WITH THE (I) LETTER OF TRANSMITTAL AND
(II) NOTICE OF WITHDRAWAL, COPIES OF WHICH ARE ATTACHED TO THE OFFER TO EXCHANGE AND WHICH EXPLAIN IN DETAIL THE TERMS AND CONDITIONS OF THE OFFER AND THE EXCHANGE PROCEDURE FOR ELIGIBLE OPTIONS.

If you have any questions about the Offer or the exchange procedure, please feel free to contact one of the following:

Name               Telephone        E-Mail
----               ---------        ------
Jim Tabak         (610) 925-4050    Tabak,Jim or jim.tabak@ghv.com

Jim Wankmiller    (610) 925-1055    Wankmiller,Jim or jim.wankmiller@ghv.com

Jim McKeon        (610) 925-1052    Mckeon,Jim or jim.mckeon@ghv.com

George Hager      (610) 925-4001    Hager,George or george.hager@ghv.com



Once again, I thank you for your efforts on behalf of the Company.

To:

From:      Bob Fish

Date:      April 1, 2003

Subject:  Stock Options
--------------------------------------------------------------------------------



I know it has been a challenging six months for all of us. With the announcement of our strategic objectives, the Medicare cliff, and the various adverse Medicaid developments, you have all had to perform at an extremely high level and I am quite proud of the way you have risen to the occasion. However, notwithstanding those efforts, industry issues have driven our stock value down by approximately 30% and the stock options granted to you in October of 2001 have suffered a corresponding diminution in value.

Given the very real question of whether those options have any true "incentive" value to you going forward, together with the Company's desire to have more flexibility in the option programs of NeighborCare and ElderCare post spin-off, the Company would like to cancel all existing options. Accordingly, the Company is offering to pay you $2.50 for every option share you currently hold in exchange for your agreement to cancel your options. Therefore, if you possess stock options to purchase 10,000 shares, you will receive $20,000 as consideration for the canceling of your options. If you accept this offer, your options will be cancelled effective April 28, 2003 and you will receive your consideration payment (less applicable withholding) in your first paycheck in May.

If you do not accept this offer, you will continue to hold your options. In that event, although no definitive decisions have been made at this time, it is likely that post spin-off, your options of Genesis stock would be converted into options for stock in the remaining company and the new company. The exercise price would be set in relation to the original exercise price.

The offer will expire at 5:00 p.m. Philadelphia time on April 28, 2003, unless the Offer is further extended by the Company in its sole discretion. To participate in the Offer, you will need to return a completed and signed Letter of Transmittal (the form is enclosed), by April 28, 2003.

The foregoing is a brief synopsis of the terms and conditions of the Offer:

WE ADVISE ALL ELIGIBLE EMPLOYEES TO CAREFULLY READ THE OFFER TO EXCHANGE WHICH ACCOMPANIES THIS MEMORANDUM, TOGETHER WITH THE (I) LETTER OF TRANSMITTAL AND
(II) NOTICE OF WITHDRAWAL, COPIES OF WHICH ARE ATTACHED TO THE OFFER TO EXCHANGE AND WHICH EXPLAIN IN DETAIL THE TERMS AND CONDITIONS OF THE OFFER AND THE EXCHANGE PROCEDURE FOR ELIGIBLE OPTIONS.

If you have any questions about the Offer or the exchange procedure, please feel free to contact one of the following:

Name               Telephone        E-Mail
----               ---------        ------
Jim Tabak         (610) 925-4050    Tabak,Jim or jim.tabak@ghv.com

Jim Wankmiller    (610) 925-1055    Wankmiller,Jim or jim.wankmiller@ghv.com

Jim McKeon        (610) 925-1052    Mckeon,Jim or jim.mckeon@ghv.com

George Hager      (610) 925-4001    Hager,George or george.hager@ghv.com



Once again, I thank you for your efforts on behalf of the Company.